CUSTOMER'S COPY

United Overseas Bank Limited

Head Office
80 Raffles Place UOB Plaza
Singapore 048624
Tel (65) 6222 2121
Fax (65) 6534 2334
uobgroup.com

Co. Reg. No. 193500026Z

Ref. : NEW/24/0-00000468/004/TSK/rc

11 July 2024

PRIVATE & CONFIDENTIAL

Uni-Fuels Pte. Ltd.
15 Beach Road
#05-07 Beach Centre
Singapore 189677

Dear Sirs,

BANKING FACILITIES

We ("the Bank") are pleased to offer you the following banking facilities for your use subject to the terms and conditions stated herein and subject also to the Standard Terms and Conditions Governing Banking Facilities, Standard Terms and Conditions Governing Foreign Exchange Transactions and Risk Disclosure Statement annexed to this Facility Letter (collectively "the Standard Terms"). In the event of any inconsistency between the terms and conditions herein and the Standard Terms, the terms and conditions herein shall prevail.

1. LINE OF CREDIT

US$2,000,000-00 : United States Dollars Two Million Only

US$2,000,000-00 : For foreign exchange **(FX)** transactions or contracts up to a maximum tenor of 3 months subject to market availability of currencies.

This FX Facility shall be used for hedging FX exposures related to your business. In addition, you shall at the Bank's request provide additional security acceptable to the Bank.

Terms Applicable to FX
The Bank may vary the limits applicable to the FX Facilities from time to time and you shall continue to be liable to the Bank for any liabilities incurred or arising from such variation from time to time.

2. SECURITIES

The banking facilities and all moneys and liabilities (whether actual, contingent or otherwise) owing or payable by you from time to time shall be secured by the following in form and substance satisfactory to the Bank:-

Personal Guarantee for US$2,120,000-00 to be executed by Koh Kuan Hua (NRIC No. [redacted]).

We enclose herewith the Bank's standard Guarantee form(s) to be duly signed by the Guarantor(s) before a witness who may be an Advocate and Solicitor / Certified Public Accountant / Commissioner for Oaths / Notary Public / Company Secretary.

The Securities provided under this Facility Letter shall be security for all banking facilities granted to you by the Bank under the other Facility Letter(s) and secure all other moneys owing by you to the Bank from time to time, including but not limited to all credit card liabilities.

3. AVAILABILITY/CONDITIONS PRECEDENT

The line of credit is available for drawdown subject to the following conditions precedent being fulfilled to the Bank's satisfaction, and the Bank's receipt of documents in form and substance acceptable to the Bank:-

3.1 Delivery to the Bank of:-

(a) your latest Constitution, certified as a true copy by any director or company secretary or such person acceptable to the Bank; and

(b) an extract of your Board Resolution in form and substance satisfactory to the Bank, certified as true copies by two directors or by a director and the company secretary unless your Constitution provide for certification by a director or the company secretary singly.

3.2 The security documents shall have been signed and completed in form and substance satisfactory to the Bank and registered with the appropriate authority.

3.3 If you are and/or any security provider is a foreign company or foreign individual, the Bank shall have received a foreign legal opinion with regard to your legal capacity and/or the legal capacity of the security provider to contract with the Bank in relation to these banking facilities and to provide security.

3.4 The Bank shall have received spousal consent in respect of security given by any security provider who has a spouse, where either the security provider or the spouse is a citizen of Indonesia, Thailand, Myanmar, People's Republic of China or any other jurisdiction where spousal consent is required.

3.5 Such other documents and/or conditions precedent as the Bank may require.

4. NEGATIVE PLEDGE

You shall not, without the Bank's prior written consent, create or permit to arise or subsist any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment or any other encumbrance whatsoever over any of your properties and assets or any part thereof both present and future, whatsoever and wheresoever situate or factor any of your accounts receivables, except in favour of the Bank.

United Overseas Bank Limited Co. Reg. No. 193500026Z

CONFIDENTIAL

5. COVENANTS

(i) You shall maintain a minimum Tangible Net Worth of US$4,000,000-00 at all times, where Tangible Net Worth is defined as the sum of Paid-Up Capital, All Reserves, Retained Earnings and Minority Interest less Intangible Assets.

(ii) So long as any sum remains or may be outstanding under the banking facilities, there shall be no direct or indirect change of control in the shareholding or management of your company, as determined by the Bank in its absolute discretion. In the event of a change, prior written consent from the Bank shall be required and the Bank shall be entitled to impose such terms and conditions as it deems fit, including the levying of a charge equivalent to the prepayment fee or such other amount as may be advised by the Bank.

Your compliance with these covenants will be assessed during the Bank's periodic review of the account. In this connection, you shall ensure timely submission of your audited annual financial reports to the Bank.

6. OTHER TERMS & CONDITIONS

(i) Operating Account, Cash Management Activities and Banking Transactions

You shall maintain at least an operating account (the "Account") with the Bank for the purposes of your banking transactions for so long as any sum remains owing or unpaid under the banking facilities. You will:-

(a) utilize the services provided by the Bank in connection with the Account and conduct your banking transactions through the Bank using the Account; and

(b) channel a proportionate amount of your cash management activities and banking transactions (including, but not limited to, transactions pursuant to treasury requirements, payments and collections, trade collections and export letters of credit), and the cash balances that come with it, to the Bank.

The volume of your banking transactions (including, but not limited to, transactions pursuant to treasury requirements, payments and collections, trade collections and export letters of credit) and cash management activities shall commensurate with the amount of the banking facilities granted.

(ii) Bank's Right of Review

Notwithstanding anything herein, the banking facilities and covenants (if any) are subject to review by the Bank at any time at the Bank's absolute discretion.

In this connection, you shall (and shall procure that the Corporate Guarantor (if any) shall) forward to the Bank the audited annual financial reports immediately upon receipt from the auditors for each financial year.

Upon any review of the banking facilities and covenants (if any), the Bank shall have the right at the Bank's absolute discretion to vary, modify, terminate, reduce, suspend or cancel any of the banking facilities and/or to demand immediate repayment of all moneys and liabilities owing to the Bank under the banking facilities (whether actual, contingent or otherwise).

(iii) **Redemption/Discharge of Securities**

Notwithstanding anything to the contrary (including the Bank's Right of Review clause(s) in any Facility Letters), the Bank shall have a right to review all banking facilities granted to you upon any redemption of mortgaged properties or discharge of Securities granted to the Bank.

(iv) For the avoidance of doubt, the Bank may impose such terms and conditions and/or levy such fees as it deems fit for any consent and/or waiver sought from the Bank in relation to any of the terms and conditions of the banking facilities.

(v) Notwithstanding this Facility Letter, the Bank may, at its sole discretion, require that you execute a further facility agreement or such other agreements at your own expense, in form and substance satisfactory to the Bank, and/or do all such assurances, acts and/or things as the Bank may require from time to time to give effect to the provisions of this Facility Letter.

If the terms and conditions of this Facility Letter are acceptable to you, please confirm your acceptance by delivering to the Bank:-

(i) the duplicate of this Facility Letter with the acceptance portion duly signed by your authorized signatory(ies);

(ii) an up-to-date copy of your Constitution certified as a true copy by any director or company secretary or such person acceptable to the Bank; and

(iii) an extract of your Board Resolution (a sample resolution is attached hereto for your adoption) certified as a true copy by two directors or by a director and the company secretary unless your Constitution provide for certification by a director or the company secretary singly;

all within 14 days from the date hereof, failing which this offer shall lapse, unless otherwise agreed by the Bank.

If you require any clarification, please call your Senior Relationship Manager, Yvonne Lim Hwee Min at 65398804.

We are pleased to be of service to you.

Yours faithfully
for United Overseas Bank Limited

Loo Yee Ming
Executive Director
Industry Group Head
Commercial Banking Sector

ACCEPTANCE

To: UNITED OVERSEAS BANK LIMITED

1. We hereby accept your above offer of banking facilities and acknowledge receipt of a copy of the Standard Terms and Conditions Governing Banking Facilities (ref: CR-133.2 (R8.21)), Standard Terms and Conditions Governing Foreign Exchange Transactions (ref: EX-99 (R6.21)) and Risk Disclosure Statement (ref: EX-100 (R10.17)).

2. By accepting your above offer of the FX Facility:

   (a) we confirm that we have read and fully understand and agree to the Standard Terms and Conditions Governing Foreign Exchange Transactions;

   (b) we confirm that we have read the Risk Disclosure Statement carefully, in particular, paragraphs 1 to 4 thereof, and have considered and are fully aware of and accept the risks involved in utilizing the FX Facility for Foreign Exchange Transactions which means any foreign exchange transaction of whatsoever nature, between the Bank and the Customer, including without limitation any spots, forwards, currency options, non-deliverable swaps and non-deliverable forwards; and

   (c) we covenant to use the FX Facility only to hedge FX exposures arising in the course of our business and agree that you are under no obligation to ensure it is so used.

   (d) we confirm that we have read and fully understand the following disclosures:

      (i) FX Global Code, a copy of which is available at *https://www.uob.com.sg/corporate/fx-global-code-disclosures.page*; and

      (ii) UOB Best Execution, a copy of which is available at *https://www.uob.com.sg/web-resources/corporate/pdf/corporate/quicklinks/uob-global-market-customer-disclosure-statement.pdf*.

3. We hereby consent to the Bank's disclosure of any information whatsoever concerning any matter or transaction in relation to any banking facility from time to time granted by the Bank, any security relating thereto and any information whatsoever regarding our accounts or affairs in accordance with the Bank's right of disclosure provided in this Facility Letter and the Standard Terms.

4. We enclose herewith a certified true extract of our Board Resolution accepting the above offer, as well as an up-to-date copy of our Constitution, certified as a true copy.

5. We authorise the Bank to debit all commissions, costs, fees, charges and expenses (including but not limited to instalment payments, capital repayments and interest thereon) from our account no. ______________________ or any other account(s) which we have or may have with the Bank.

____
Signed for and on behalf of Uni-Fuels Pte. Ltd.
Date: 15/07/2024

CONFIDENTIAL